CONTACT:  Michael D. Witzeman

(513) 762-6714

Chemed Reports Fourth-Quarter 2024 Results

CINCINNATI, February 26, 2025—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), one of the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its fourth quarter ended December 31, 2024, versus the comparable prior-year period.

Changes to Non-GAAP Metrics

Chemed uses certain non-GAAP metrics such as EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, to provide additional context and perspective to reported operational results.

Chemed’s previously reported non-GAAP metrics during the four sequential quarters from September 30, 2022 through June 30, 2023 excluded the 12-month pandemic-related licensed healthcare professional retention bonus (Retention Program). Starting with the quarter-ended September 30, 2023, the Company no longer excludes the cost of the Retention Program when presenting non-GAAP operating metrics in current or prior periods.

For the twelve-months ended December 31, 2023, the pretax and after-tax Retention Program expense was $20.8 million and $15.8 million, respectively.  There was no material impact on financial results for the twelve months-ended December 31, 2024, as a result of the Retention Program.  There was no material financial impact on the fourth quarter of either 2024 or 2023 as a result of the Retention Program.

Results for Quarter Ended December 31, 2024

Consolidated operating results:

•	Revenue increased 9.2% to $640.0 million
•	GAAP Diluted Earnings-per-Share (EPS) of $6.02, an increase of 2.0%
•	Adjusted Diluted EPS of $6.83, an increase of 3.5%

VITAS segment operating results:

•	Net Patient Revenue of $411.0 million, an increase of 17.4%
•	Average Daily Census (ADC) of 22,179, an increase of 14.6%

•	Admissions of 16,427, an increase of 3.5%
•	Net Income, excluding certain discrete items, of $70.0 million, an increase of 10.5%
•	Adjusted EBITDA, excluding Medicare Cap, of $93.2 million, an increase of 11.8%
•	Adjusted EBITDA margin, excluding Medicare Cap, of 22.5%, a decline of 112-basis points

Roto-Rooter segment operating results:

•	Revenue of $229.0 million, a decrease of 2.9%
•	Net Income, excluding certain discrete items, of $42.5 million, a decrease of 10.8%
•	Adjusted EBITDA of $60.3 million, a decline of 7.2%
•	Adjusted EBITDA margin of 26.3%, a decline of 120-basis points

VITAS

As previously announced, VITAS completed its acquisition of the hospice assets and an assisted living facility of Covenant Health and Community Services, Inc. (Covenant Health) on April 17, 2024 for $85.0 million in cash. Before presenting VITAS’ overall results, it is important to disclose the methodology used in determining the impact of Covenant Health’s acquisition on VITAS’ overall results.  VITAS had significant operations in two of the three Florida locations we acquired from Covenant Health.  Those locations require that we estimate the Covenant Health impact, as once the operations are integrated, there are not separate results.  For instance, there are no VITAS-specific referral sources versus Covenant Health-specific referral sources in these locations.  It is very likely that referral sources in the area have historically referred to both VITAS and Covenant Health.  We have used historical operating trends in these locations to determine what is “legacy” VITAS activity.  All activity above those historical operating trends have been attributed as the Covenant Health impact. We have included the specifically determined impact as it relates to new operating territories acquired.  Based on the above, we discuss the range of impact that Covenant had on the overall VITAS operating metrics.

Covenant Health contributed approximately $11 million to $12 million of revenue in the fourth quarter of 2024.  This revenue translated to net income of approximately $2.1 million to $2.3 million.  Adjusted EBITDA in the quarter attributed to Covenant Health is between $2.8 million and $3.0 million.

VITAS net revenue was $411.0 million in the fourth quarter of 2024, which is an increase of 17.4% when compared to the prior-year period.  This revenue increase is comprised primarily of a 14.6% increase in days-of-care and a geographically weighted average Medicare reimbursement rate increase of approximately 3.5%.  Acuity mix shift negatively impacted revenue growth 119-basis points in the quarter when compared to the prior-year period’s revenue and level-of-care mix.  The combination of Medicare Cap and other contra revenue changes increased revenue growth by approximately 44-basis points.

In the fourth quarter of 2024, VITAS accrued $2.4 million in Medicare Cap billing limitation, essentially flat with the fourth quarter of 2023.

Of VITAS’ 34 Medicare provider numbers, 25 provider numbers have a trailing 12-month Medicare Cap cushion of 10% or greater, five provider numbers have a cushion between 0% and 10%, and four provider numbers have a trailing 12-month Medicare Cap billing limitation totaling $9.6 million.  As noted above, VITAS’ weighted average Medicare reimbursement rate increase during the quarter was 3.5%.  The per-admission Medicare Cap protection for the period beginning October 1, 2024 increased 2.9%, which is the overall national average reimbursement rate increase.  This 60-basis point average differential between the reimbursement rate increase and the Medicare Cap increase has reduced cushion in our programs for both the trailing 12-months and our projected fiscal year 2025.  The actual basis point differential in certain of our programs, including the Florida program, exceeds the overall 60-basis point average.

Average revenue per patient per day in the fourth quarter of 2024 was $206.23 which is 244-basis points above the prior-year period. Reimbursement for routine home care and high acuity care averaged $182.94 and $1,125.61, respectively.  During the quarter, high acuity days-of-care were 2.5% of total days of care, a decline of 22-basis points when compared to the prior-year quarter.

The fourth quarter 2024 gross margin, excluding Medicare Cap, was 28.8%.  This compares to the prior year quarter’s gross margin of 29.9%, excluding Medicare Cap.  The fourth quarter 2023 gross margin was positively impacted by 135-basis points due to a one-time change in their vacation roll-over policy.  Selling, general and administrative expenses were $25.6 million in the fourth quarter of 2024 compared to $22.0 million in the prior-year quarter.

Adjusted EBITDA, excluding Medicare Cap, totaled $93.2 million in the quarter, an increase of 11.8% when compared to the prior year period.  Adjusted EBITDA margin in the quarter, excluding Medicare Cap, was 22.5%, which is 112-basis points below the prior-year period due mainly to the one-time vacation adjustment in 2023.

Hurricanes Helene and Milton, which impacted the panhandle of Florida and other parts of the southeastern United States in late September and early October, did not result in any significant property loss or damage to VITAS.  However, as with other similar events, we did experience a slowdown in admission activity while health systems prepared for the hurricane and then dealt with the aftermath.  We estimate that admissions were negatively impacted during the fourth quarter by approximately 150-175 patients.

In October 2024, VITAS admitted its first patient in Pasco County, Florida.  Additionally, in December 2024, VITAS was awarded a certificate of need in Marion County, Florida.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $229.0 million in the fourth quarter of 2024, a decrease of 2.9%, when compared to the prior-year quarter.

Roto-Rooter branch commercial revenue in the quarter totaled $54.3 million, an increase of 0.4% from the prior-year period.  This aggregate commercial revenue change consisted of drain cleaning revenue increasing 0.2%, plumbing declining 9.6%, excavation increasing 7.6%, and water restoration increasing 19.8%.

Roto-Rooter branch residential revenue in the quarter totaled $160.5 million, a decrease of 2.0%, over the prior-year period.  This aggregate residential revenue change consisted of drain cleaning declining 2.8%, plumbing declining 9.6%, excavation declining 1.9%, and water restoration increasing 2.8%.

Roto-Rooter’s fourth quarter 2024 gross margin was 51.3%.  This compares to the prior year quarter’s gross margin of 52.9%.  Roto-Rooter’s selling, general and administrative expenses were $57.2 million in the quarter, which is a decrease of 4.1% compared to the fourth quarter of 2023.  The decline in selling, general and administrative expenses was caused mainly by lower internet marketing costs in the fourth quarter of 2024 compared to 2023.

Adjusted EBITDA in the fourth quarter of 2024 totaled $60.3 million, a decrease of 7.2% when compared to the fourth quarter of 2023.  The Adjusted EBITDA margin in the quarter was 26.3% which represents a 120-basis point decline from the fourth quarter of 2023.

Chemed Consolidated

As of December 31, 2024, Chemed had total cash and cash equivalents of $178.4 million and no current or long-term debt.

In June 2022, Chemed entered into a five-year $550 million Amended and Restated Credit Agreement (Credit Agreement).  This Credit Agreement consisted of a $100 million amortizable term loan and a $450 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently SOFR plus 100-basis points.  There is approximately $404.5 million of undrawn borrowing capacity under the Credit Agreement after excluding $45.5 million for Letters of Credit.

During the quarter, the Company repurchased 388,235 shares of Chemed stock for $212.8 million which equates to a cost per share of $548.13.  As of December 31, 2024, there was approximately $255.3 million of remaining share repurchase authorization under its plan.

Guidance for 2025

VITAS 2025 revenue, prior to Medicare Cap, is estimated to increase 10.5% to 11.3% when compared to 2024.  ADC is estimated to increase 8.5% to 9.0%.  Full year adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 18.4% to 18.9%.  Medicare Cap billing limitations are estimated to be $9.5 million in calendar year 2025.

Roto-Rooter is forecasted to achieve full-year 2025 revenue growth of 2.4% to 3.0%. Roto-Rooter’s adjusted EBITDA margin for 2025 is expected to be 25.7% to 26.3%.

Based upon the above, full-year 2025 earnings per diluted share, excluding: non-cash expense for stock options, tax benefits from stock option exercises, costs related to litigation, and other discrete items, is estimated to be in the range of $24.95 to $25.45.  This compares to full-year 2024 adjusted earnings per diluted share of $23.13.

The 2025 earnings trajectory is weighted towards the second half of the year.  Roto-Rooter’s revenue and associated income is expected to accelerate during the year, as Roto-Rooter management’s business improvement initiatives continue to build momentum.  Additionally, the first quarter of 2024 was Roto-Rooter’s strongest quarter making for difficult comparisons at the beginning of the year.  VITAS’ revenue growth and EBITDA margin, prior to Medicare Cap in the second and third quarters, will be adversely impacted by the initiatives required to moderate the impact of the Medicare Cap rate differential discussed above.  The impact to the first quarter for Vitas will be mostly offset by the results of the Covenant acquisition which occurred in April 2024.

The 2025 guidance assumes an effective corporate tax rate on adjusted earnings of 24.0% and a diluted share count of 14.8 million shares.

Conference Call

As previously disclosed, Chemed will host a conference call and webcast at 10 a.m., ET, on Thursday February 27, 2025, to discuss the company's quarterly results and to provide an update on its business. Participants may access a live webcast of the conference call through the investor relations section of Chemed’s website, Investor Relations Home | Chemed Corporation or the hosting website https://edge.media-server.com/mmc/p/pxs2dghv/.

Participants may also register via teleconference at:

https://register.vevent.com/register/BIa60a1e9fbd7b47dab63b5406c1e907a2.

Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A  taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. You may access the replay via webcast through the investor relations section of Chemed’s website.

Chemed  operates in the healthcare field through its VITAS Healthcare Corporation subsidiary.  VITAS provides daily hospice services to patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United

States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies.  These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures.  Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales.  A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of  qualified nurses,  other healthcare professionals and  licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of  Business by  Segment" or "Risk Factors" in Chemed’s  most recent  report on  form 10-Q  or 10-K and its other filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Service revenues and sales	$639,993	$585,912	$2,431,287	2,264,417
Cost of services provided and goods sold	405,875	358,346	1,576,939	1,465,602
Selling, general and administrative expenses (aa)	104,251	100,436	424,360	395,120
Depreciation	13,263	13,024	52,864	50,802
Amortization	2,568	2,515	10,185	10,063
Other operating expense	158	197	446	2,261
Total costs and expenses	526,115	474,518	2,064,794	1,923,848
Income from operations	113,878	111,394	366,493	340,569
Interest expense	(499)	(342)	(1,780)	(3,108)
Other income--net (bb)	6,744	4,541	34,752	12,906
Income before income taxes	120,123	115,593	399,465	350,367
Income taxes	(29,804)	(25,540)	(97,466)	(77,858)
Net income	$90,319	$90,053	$301,999	$272,509
Earnings Per Share
Net income	$6.08	$5.96	$20.10	$18.11
Average number of shares outstanding	14,853	15,099	15,024	15,050
Diluted Earnings Per Share
Net income	$6.02	$5.90	$19.89	$17.93
Average number of shares outstanding	14,992	15,270	15,186	15,200

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$96,358	$95,601	$384,069	$377,027
Long-term incentive compensation	4,354	3,872	20,152	11,689
Market value adjustments related to deferred
compensation trusts	3,539	963	20,139	6,404
Total SG&A expenses	$104,251	$100,436	$424,360	$395,120

(bb) Other income--net comprises (in thousands):
	Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Market value adjustments related to deferred
compensation trusts	$3,539	$963	$20,139	$6,404
Interest income	3,205	3,408	14,610	6,270
Other	-	170	3	232
Total other income--net	$6,744	$4,541	$34,752	$12,906

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$178,350	$263,958
Accounts receivable less allowances	171,163	181,511
Inventories	8,193	12,004
Prepaid income taxes	11,068	13,166
Prepaid expenses	25,974	30,204
Total current assets	394,748	500,843
Investments of deferred compensation plans held in trust	130,960	106,126
Properties and equipment, at cost less accumulated depreciation	200,837	203,840
Lease right of use asset	127,323	126,387
Identifiable intangible assets less accumulated amortization	92,206	90,264
Goodwill	666,744	585,017
Other assets	55,757	55,618
Total Assets	$1,668,575	$1,668,095
Liabilities
Current liabilities
Accounts payable	$44,146	$64,034
Accrued insurance	56,703	58,568
Accrued income taxes	7,593	6,858
Accrued compensation	92,073	88,381
Short-term lease liability	42,306	38,635
Other current liabilities	42,874	55,574
Total current liabilities	285,695	312,050
Deferred income taxes	25,945	30,321
Deferred compensation liabilities	126,035	104,069
Long-term lease liability	98,538	100,776
Other liabilities	13,369	13,003
Total Liabilities	549,582	560,219
Stockholders' Equity
Capital stock	37,422	37,184
Paid-in capital	1,484,176	1,341,273
Retained earnings	2,721,832	2,446,925
Treasury stock, at cost	(3,126,660)	(2,719,588)
Deferred compensation payable in Company stock	2,223	2,082
Total Stockholders' Equity	1,118,993	1,107,876
Total Liabilities and Stockholders' Equity	$1,668,575	$1,668,095

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	For the Years Ended December 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$301,999	$272,509
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	63,049	60,865
Stock option expense	32,033	30,082
Noncash long-term incentive compensation	18,794	9,267
Litigation settlements	(5,750)	2,050
Benefit for deferred income taxes	(4,138)	(8,027)
Noncash directors' compensation	1,282	1,444
Amortization of debt issuance costs	321	580
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Decrease/(increase) in accounts receivable	10,678	(41,488)
Decrease/(increase) in inventories	3,831	(1,732)
Decrease in prepaid expenses	4,237	87
Decrease in accounts payable and
other current liabilities	(9,279)	(9,348)
Change in current income taxes	2,182	11,748
Net change in lease assets and liabilities	(674)	(1,424)
Increase in other assets	(25,591)	(9,952)
Increase in other liabilities	22,749	12,802
Other sources	1,774	836
Net cash provided by operating activities	417,497	330,299
Cash Flows from Investing Activities
Business combinations, net of cash acquired	(97,400)	(3,994)
Capital expenditures	(49,531)	(56,854)
Proceeds from sale of fixed assets	3,315	640
Other uses	(295)	(434)
Net cash used by investing activities	(143,911)	(60,642)
Cash Flows from Financing Activities
Purchases of treasury stock	(361,389)	(67,697)
Proceeds from exercise of stock options	56,517	102,192
Dividends paid	(27,092)	(23,502)
Change in cash overdrafts payable	(15,749)	15,749
Capital stock surrendered to pay taxes on stock-based compensation	(9,457)	(9,557)
Payments on long-term debt	-	(97,500)
Other (uses)/sources	(2,024)	490
Net cash used by financing activities	(359,194)	(79,825)
(Decrease)/increase in Cash and Cash Equivalents	(85,608)	189,832
Cash and cash equivalents at beginning of year	263,958	74,126
Cash and cash equivalents at end of year	$178,350	$263,958

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND 2023
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024 (a)
Service revenues and sales	$411,008	$228,985	$-	$639,993
Cost of services provided and goods sold	294,456	111,419	-	405,875
Selling, general and administrative expenses	25,597	57,168	21,486	104,251
Depreciation	5,074	8,177	12	13,263
Amortization	26	2,542	-	2,568
Other operating expense	18	140	-	158
Total costs and expenses	325,171	179,446	21,498	526,115
Income/(loss) from operations	85,837	49,539	(21,498)	113,878
Interest expense	(33)	(81)	(385)	(499)
Intercompany interest income/(expense)	5,114	3,759	(8,873)	-
Other income—net	90	5	6,649	6,744
Income/(loss) before income taxes	91,008	53,222	(24,107)	120,123
Income taxes	(20,897)	(12,500)	3,593	(29,804)
Net income/(loss)	$70,111	$40,722	$(20,514)	$90,319

2023 (b)
Service revenues and sales	$349,998	$235,914	$-	$585,912
Cost of services provided and goods sold	247,151	111,195	-	358,346
Selling, general and administrative expenses	22,048	59,621	18,767	100,436
Depreciation	5,052	7,959	13	13,024
Amortization	26	2,489	-	2,515
Other operating expense	4	193	-	197
Total costs and expenses	274,281	181,457	18,780	474,518
Income/(loss) from operations	75,717	54,457	(18,780)	111,394
Interest expense	(26)	(55)	(261)	(342)
Intercompany interest income/(expense)	5,008	3,265	(8,273)	-
Other income—net	201	29	4,311	4,541
Income/(loss) before income taxes	80,900	57,696	(23,003)	115,593
Income taxes	(17,613)	(11,809)	3,882	(25,540)
Net income/(loss)	$63,287	$45,887	$(19,121)	$90,053

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024 (a)
Service revenues and sales	$1,530,978	$900,309	$-	$2,431,287
Cost of services provided and goods sold	1,146,803	430,136	-	1,576,939
Selling, general and administrative expenses	99,564	232,852	91,944	424,360
Depreciation	20,362	32,452	50	52,864
Amortization	105	10,080	-	10,185
Other operating expense	178	268	-	446
Total costs and expenses	1,267,012	705,788	91,994	2,064,794
Income/(loss) from operations	263,966	194,521	(91,994)	366,493
Interest expense	(171)	(431)	(1,178)	(1,780)
Intercompany interest income/(expense)	20,211	14,397	(34,608)	-
Other income—net	227	69	34,456	34,752
Income/(loss) before income taxes	284,233	208,556	(93,324)	399,465
Income taxes	(67,414)	(48,510)	18,458	(97,466)
Net income/(loss)	$216,819	$160,046	$(74,866)	$301,999

2023 (b)
Service revenues and sales	$1,315,065	$949,352	$-	$2,264,417
Cost of services provided and goods sold	1,017,623	447,979	-	1,465,602
Selling, general and administrative expenses	93,296	231,587	70,237	395,120
Depreciation	19,959	30,790	53	50,802
Amortization	104	9,959	-	10,063
Other operating expense/(income)	(12)	2,273	-	2,261
Total costs and expenses	1,130,970	722,588	70,290	1,923,848
Income/(loss) from operations	184,095	226,764	(70,290)	340,569
Interest expense	(180)	(442)	(2,486)	(3,108)
Intercompany interest income/(expense)	19,400	11,918	(31,318)	-
Other income—net	1,309	126	11,471	12,906
Income/(loss) before income taxes	204,624	238,366	(92,623)	350,367
Income taxes	(46,115)	(50,125)	18,382	(77,858)
Net income/(loss)	$158,509	$188,241	$(74,241)	$272,509

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND 2023
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024
Net income/(loss)	$70,111	$40,722	$(20,514)	$90,319
Add/(deduct):
Interest expense	33	81	385	499
Income taxes	20,897	12,500	(3,593)	29,804
Depreciation	5,074	8,177	12	13,263
Amortization	26	2,542	-	2,568
EBITDA	96,141	64,022	(23,710)	136,453
Add/(deduct):
Intercompany interest expense/(income)	(5,114)	(3,759)	8,873	-
Interest income	(89)	(5)	(3,111)	(3,205)
Stock option expense	-	-	8,100	8,100
Long-term incentive compensation	-	-	4,354	4,354
Acquisition expense	(203)	(3)	-	(206)
Adjusted EBITDA	$90,735	$60,255	$(5,494)	$145,496

2023
Net income/(loss)	$63,287	$45,887	$(19,121)	$90,053
Add/(deduct):
Interest expense	26	55	261	342
Income taxes	17,613	11,809	(3,882)	25,540
Depreciation	5,052	7,959	13	13,024
Amortization	26	2,489	-	2,515
EBITDA	86,004	68,199	(22,729)	131,474
Add/(deduct):
Intercompany interest expense/(income)	(5,008)	(3,265)	8,273	-
Interest income	(31)	(29)	(3,348)	(3,408)
Stock option expense	-	-	7,706	7,706
Long-term incentive compensation	-	-	3,872	3,872
Adjusted EBITDA	$80,965	$64,905	$(6,226)	$139,644

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024
Net income/(loss)	$216,819	$160,046	$(74,866)	$301,999
Add/(deduct):
Interest expense	171	431	1,178	1,780
Income taxes	67,414	48,510	(18,458)	97,466
Depreciation	20,362	32,452	50	52,864
Amortization	105	10,080	-	10,185
EBITDA	304,871	251,519	(92,096)	464,294
Add/(deduct):
Intercompany interest expense/(income)	(20,211)	(14,397)	34,608	-
Interest income	(224)	(69)	(14,317)	(14,610)
Stock option expense	-	-	32,033	32,033
Long-term incentive compensation	-	-	14,815	14,815
Severance arrangment	-	-	5,337	5,337
Acquisition expense	1,099	34	-	1,133
Adjusted EBITDA	$285,535	$237,087	$(19,620)	$503,002
2023
Net income/(loss)	$158,509	$188,241	$(74,241)	$272,509
Add/(deduct):
Interest expense	180	442	2,486	3,108
Income taxes	46,115	50,125	(18,382)	77,858
Depreciation	19,959	30,790	53	50,802
Amortization	104	9,959	-	10,063
EBITDA	224,867	279,557	(90,084)	414,340
Add/(deduct):
Intercompany interest expense/(income)	(19,400)	(11,918)	31,318	-
Interest income	(1,078)	(125)	(5,067)	(6,270)
Stock option expense	-	-	30,082	30,082
Long-term incentive compensation	-	-	11,689	11,689
Litigation settlements	-	2,056	-	2,056
Adjusted EBITDA	$204,389	$269,570	$(22,062)	$451,897

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Net income as reported	$90,319	$90,053	$301,999	$272,509
Add/(deduct) pre-tax cost of:
Stock option expense	8,100	7,706	32,033	30,082
Long-term incentive compensation	4,354	3,872	14,815	11,689
Amortization of reacquired franchise rights	2,352	2,352	9,408	9,408
Severance arrangement	-	-	5,337	-
Acquisition expense	(206)	-	1,133	-
Litigation settlement	-	-	-	2,056
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(2,333)	(2,216)	(9,095)	(8,658)
Tax impact of deferred tax rate change	-	-	-	(4,241)
Excess tax benefits on stock compensation	(133)	(954)	(4,442)	(4,330)
Adjusted net income	$102,453	$100,813	$351,188	$308,515

Diluted Earnings Per Share As Reported
Net income	$6.02	$5.90	$19.89	$17.93
Average number of shares outstanding	14,992	15,270	15,186	15,200

Adjusted Diluted Earnings Per Share
Adjusted net income	$6.83	$6.60	$23.13	$20.30
Average number of shares outstanding	14,992	15,270	15,186	15,200

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

Three Months Ended December 31,			For the Years Ended December 31,
OPERATING STATISTICS	2024	2023	2024	2023
Net revenue ($000) (c)
Homecare	$358,507	$303,883	$1,326,488	$1,136,437
Inpatient	31,307	28,107	120,604	112,419
Continuous care	25,451	22,620	99,746	85,674
Other	5,556	3,844	19,455	13,582
Subtotal	$420,821	$358,454	$1,566,293	$1,348,112
Room and board, net	(3,867)	(2,535)	(13,304)	(10,851)
Contractual allowances	(3,521)	(3,546)	(13,597)	(14,196)
Medicare cap allowance	(2,425)	(2,375)	(8,414)	(8,000)
Net Revenue	$411,008	$349,998	$1,530,978	$1,315,065
Net revenue as a percent of total before Medicare cap allowance
Homecare	85.2%	84.8%	84.7%	84.3%
Inpatient	7.4	7.8	7.7	8.3
Continuous care	6.0	6.3	6.4	6.4
Other	1.4	1.1	1.2	1.0
Subtotal	100.0	100.0	100.0	100.0
Room and board, net	(0.9)	(0.7)	(0.8)	(0.8)
Contractual allowances	(0.8)	(1.0)	(0.9)	(1.1)
Medicare cap allowance	(0.6)	(0.7)	(0.5)	(0.6)
Net Revenue	97.7%	97.6%	97.8%	97.5%
Days of care
Homecare	1,656,206	1,439,494	6,277,961	5,457,963
Nursing home	322,713	285,616	1,230,726	1,118,728
Respite	11,155	7,394	37,961	26,605
Subtotal routine homecare and respite	1,990,074	1,732,504	7,546,648	6,603,296
Inpatient	27,235	24,918	106,299	101,905
Continuous care	23,189	23,001	95,524	88,631
Total	2,040,498	1,780,423	7,748,471	6,793,832

Number of days in relevant time period	92	92	366	365
Average daily census ("ADC") (days)
Homecare	18,002	15,646	17,153	14,953
Nursing home	3,508	3,105	3,363	3,065
Respite	121	80	104	73
Subtotal routine homecare and respite	21,631	18,831	20,620	18,091
Inpatient	296	271	290	279
Continuous care	252	250	261	243
Total	22,179	19,352	21,171	18,613

Total Admissions	16,427	15,867	67,447	63,431
Total Discharges	16,333	15,705	64,618	61,242
Average length of stay (days)	105.5	105.9	103.0	102.2
Median length of stay (days)	18.0	17.0	17.0	16.0

ADC by major diagnosis
Cerebro	44.2%	42.8%	44.0%	42.5%
Neurological	12.9	13.7	13.2	15.3
Cancer	9.9	10.3	10.0	10.5
Cardio	16.2	16.2	16.2	16.1
Respiratory	6.9	7.0	7.1	7.1
Other	9.9	10.0	9.5	8.5
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Cerebro	28.0%	26.5%	27.8%	26.4%
Neurological	7.0	8.3	7.6	9.4
Cancer	25.9	25.9	25.3	26.0
Cardio	15.3	15.4	15.6	16.0
Respiratory	9.8	10.1	9.9	10.1
Other	14.0	13.8	13.8	12.1
Total	100.0%	100.0%	100.0%	100.0%

Estimated uncollectible accounts as a percent of revenues	0.9%	1.0%	0.9%	1.1%

Accounts receivable --
Days of revenue outstanding-excluding unapplied Medicare payments	40.0	37.8	n.a.	n.a.
Days of revenue outstanding-including unapplied Medicare payments	28.5	36.0	n.a.	n.a.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2024 AND 2023
(unaudited)

(a)	Included in the results of operations for 2024 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended December 31, 2024
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(8,100)	$(8,100)
	Long-term incentive compensation	-	-	(4,354)	(4,354)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Acquisition expense	203	3	-	206
	Pretax impact on earnings	203	(2,349)	(12,454)	(14,600)
	Excess tax benefits on stock compensation	-	-	133	133
	Income tax benefit on the above	(50)	547	1,836	2,333
	After-tax impact on earnings	$153	$(1,802)	$(10,485)	$(12,134)

		For the Years Ended December 31, 2024
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(32,033)	$(32,033)
	Long-term incentive compensation	-	-	(14,815)	(14,815)
	Amortization of reacquired franchise agreements	-	(9,408)	-	(9,408)
	Severance arrangement	-	-	(5,337)	(5,337)
	Acquisition expense	(1,099)	(34)	-	(1,133)
	Pretax impact on earnings	(1,099)	(9,442)	(52,185)	(62,726)
	Excess tax benefits on stock compensation	-	-	4,442	4,442
	Income tax benefit on the above	267	2,200	6,628	9,095
	After-tax impact on earnings	$(832)	$(7,242)	$(41,115)	$(49,189)

(b)	Included in the results of operations for 2023 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended December 31, 2023
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(7,706)	$(7,706)
	Long-term incentive compensation	-	-	(3,872)	(3,872)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Pretax impact on earnings	-	(2,352)	(11,578)	(13,930)
	Excess tax benefits on stock compensation	-	-	954	954
	Income tax benefit on the above	-	548	1,668	2,216
	After-tax impact on earnings	$-	$(1,804)	$(8,956)	$(10,760)

		For the Years Ended December 31, 2023
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(30,082)	$(30,082)
	Long-term incentive compensation	-	-	(11,689)	(11,689)
	Amortization of reacquired franchise agreements	-	(9,408)	-	(9,408)
	Litigation settlements	-	(2,056)	-	(2,056)
	Pretax impact on earnings	-	(11,464)	(41,771)	(53,235)
	Excess tax benefits on stock compensation	-	-	4,330	4,330
	Tax impact of deferred tax rate change	1,772	3,559	(1,090)	4,241
	Income tax benefit on the above	-	2,671	5,987	8,658
	After-tax impact on earnings	$1,772	$(5,234)	$(32,544)	$(36,006)

(c)

VITAS has 12 large (greater than 450 ADC), 22 medium (greater than 200 but less than 450 ADC) and 22 small (less than 200 ADC) hospice programs.  Of Vitas' 34 Medicare provider numbers, for the trailing 12 months, 25 provider numbers have a Medicare cap cushion of greater than 10%, five provider numbers have a Medicare cap cushion between 0% and 10%, and four provider numbers have a Medicare cap liability.